Exhibit 99.2

JUPITER GATHERING SYSTEM

JUPITER GATHERING SYSTEM

UNAUDITED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31,

	2014	2013
	(Thousands)
Operating revenues	$30,838	$25,186

Operating expenses:
Operating and maintenance	2,486	1,280
Selling, general and administrative	3,115	1,818
Depreciation and amortization	1,522	1,224
Total operating expenses	7,123	4,322

Operating income	23,715	20,864

Income tax expense	9,066	7,918
Net income	$14,649	$12,946

JUPITER GATHERING SYSTEM

UNAUDITED STATEMENTS OF PARENT NET EQUITY

THREE MONTHS ENDED MARCH 31, 2014 and 2013

(Thousands)
Balance at January 1, 2013	$81,803
Net change in parent advances	2,004
Net income	12,946
Balance at March 31, 2013	$96,753

Balance at January 1, 2014	$82,329
Net change in parent advances	15,743
Net income	14,649
Balance at March 31, 2014	$112,721

The accompanying notes are an integral part of these financial statements.

JUPITER GATHERING SYSTEM

UNAUDITED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31,

	2014	2013
	(Thousands)
Cash flows from operating activities:
Net income	$14,649	$12,946
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,522	1,224
Deferred income taxes	329	1,393
Changes in other assets and liabilities:
Accounts receivable - affiliate	515	(559)
Accounts payable	2,452	69
Taxes payable and other liabilities	(24,506)	(6,801)
Net cash (used in) provided by operating activities	(5,039)	8,272

Cash flows from investing activities:
Capital expenditures	(10,704)	(10,276)
Net cash used in investing activities	(10,704)	(10,276)

Cash flows from financing activities:
Net change in parent advances	15,743	2,004
Net cash provided by financing activities	15,743	2,004

Net change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	—	—
Cash and cash equivalents at end of year	$—	$—

The accompanying notes are an integral part of these financial statements.

JUPITER GATHERING SYSTEM

BALANCE SHEETS

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS	(Thousands)
Current assets:
Cash and cash equivalents	$—	$—
Accounts receivable - affiliate	10,347	10,862
Deferred income taxes	244	496
Total current assets	10,591	11,358

Property, plant and equipment	167,088	156,384
Less: accumulated depreciation	(11,514)	(10,329)
Net property, plant and equipment	155,574	146,055

Total assets	$166,165	$157,413

LIABILITIES AND PARENT NET EQUITY

Current liabilities:
Accounts payable	$3,975	$1,523
Taxes payable	8,737	30,918
Other current liabilities	812	2,803
Total current liabilities	13,524	35,244

Deferred income taxes	39,920	39,840
Total liabilities	53,444	75,084

Parent net equity	112,721	82,329
Total liabilities and parent net equity	$166,165	$157,413

The accompanying notes are an integral part of these financial statements.

JUPITER GATHERING SYSTEM

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.             Financial Statements

The Jupiter Gathering System (Jupiter) is owned by EQT Gathering, LLC (EQT Gathering), a wholly owned subsidiary of EQT Corporation (EQT).  Operational support for Jupiter is provided by EQT Gathering, which is engaged in certain midstream business operations. EQT Gathering’s employees manage and conduct the daily business operations of Jupiter.

The financial statements were prepared from separate records maintained by EQT and EQT Gathering and may not necessarily be indicative of the conditions that would have existed, or the results of operations, if Jupiter had been operated as an unaffiliated entity.  Transactions between Jupiter and EQT Gathering, EQT or EQT’s other subsidiaries have been identified in the financial statements as transactions between affiliates.

The accompanying unaudited financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information.  Accordingly, they do not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.  In the opinion of management, these statements include all adjustments (consisting of only normal recurring accruals, unless otherwise disclosed) necessary for a fair presentation of the financial position of Jupiter as of March 31, 2014 and December 31, 2013, the results of its operations and cash flows for the three-months ended March 31, 2014 and 2013.

The balance sheet at December 31, 2013 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

For further information, refer to the audited financial statements for the years ended December 31, 2013, 2012 and 2011.

2.         Related-Party Transactions

In the ordinary course of business, Jupiter has transactions with affiliated companies.

Substantially all of Jupiter’s revenues are from services provided to subsidiaries of EQT.  Accounts receivable—affiliate represents amounts due from subsidiaries of EQT for gathering services.

Jupiter participates in EQT’s cash management program.  Therefore, EQT records all cash receipts from Jupiter’s operations and makes all cash disbursements on its behalf.  It was never the intent of EQT that the resulting intercompany balances with Jupiter be settled in cash.  As a result, the accompanying balance sheets do not include any amounts due to or due from related parties as these balances are considered capital transactions. EQT did not charge interest on these balances.  These capital transactions are recorded in parent net equity on the balance sheet.

The personnel who operate Jupiter are employees of EQT or its subsidiaries. The financial statements include expenses allocated to Jupiter by EQT and its subsidiaries for those employees as well as for a portion of the general and administrative personnel whose efforts benefit Jupiter.  These allocations are included in operating and maintenance or selling, general and administrative expenses on the statements of operations.

Jupiter is allocated a portion of indirect operating and maintenance expense incurred by EQT Gathering.  For the three-months ended March 31, 2014 and 2013, operating and maintenance expenses allocated to Jupiter were approximately $1.0 million and $0.5 million, respectively.

Jupiter receives centralized services such as legal, cash management, tax, procurement and other shared services provided by EQT and its subsidiaries.  A portion of EQT’s expense for these centralized services is allocated to Jupiter.  For the three-months ended March 31, 2014 and 2013, selling, general and administrative expenses allocated to Jupiter were approximately $3.1 million and $1.8 million, respectively.

Jupiter is also allocated a portion of depreciation expense for shared assets owned by EQT and EQT Gathering such as information technology, hardware, software and vehicles.  For the three-months ended March 31, 2014 and 2013,

JUPITER GATHERING SYSTEM

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

allocated depreciation expense was $0.3 million and $0.2 million, respectively.  These amounts are presented as part of depreciation expense on the statements of operations.

All expense allocations are based on Jupiter’s proportional share of EQT’s expenses utilizing factors such as volumes transported, miles of pipeline and compression horsepower.  EQT management believes allocating these expenses to Jupiter is necessary and appropriate as a portion of the expenses incurred by EQT and its subsidiaries benefits Jupiter.

3.             Income Taxes

Jupiter’s income is currently included in of EQT’s consolidated federal tax return. Jupiter is a part of EQT Gathering, which is a Delaware limited liability company that is a disregarded entity for federal income tax purposes. The current provision for income taxes represents amounts paid or estimated to be payable, net of amounts refunded or estimated to be refundable, by or to EQT as a result of Jupiter’s operations. Current federal income tax balances of all subsidiary companies are settled with EQT, which makes all consolidated tax payments. The consolidated federal income tax is allocated among the groups’ members on a separate-return basis with tax credits allocated to those members who generate the credits.

Jupiter’s estimated annual effective income tax rate is 38.2% for 2014 and for the three months ended March 31, 2014, as compared to 38.0% for the 2013 annual effective income tax rate and for three months ended March 31, 2013.

4.         Subsequent Events

Subsequent events have been evaluated through April 30, 2014, the date the financial statements were available to be issued.

On April 30, 2014, EQM Gathering Opco, LLC (EQM Gathering), a subsidiary of EQT Midstream Partners, LP (Partnership), the Partnership, EQT Midstream Services, LLC and EQT Gathering entered into a contribution agreement pursuant to which EQT Gathering agreed to contribute to EQM Gathering the assets constituting the Jupiter Gathering System in exchange for consideration consisting of approximately $1,121 million cash and $59 million of Partnership common and general partner units. The transaction, which is subject to customary closing conditions, is expected to close in May 2014. All of the parties to the Agreement are subsidiaries or affiliates of EQT.